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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

          Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.


Date:    March 31, 2001


By:      /s/ Richard Wang                        By:      /s/ Peng Chen
          Richard Wang                                     Peng Chen




By:      /s/ Jun Zhou                            By:      /s/ Jingfeng Hu
         Jun Zhou                                         Jingfeng Hu